Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus dated January 1, 2007 of MFS Core Equity Fund and to our report, dated October 20, 2006 relating to the financial statements and financial highlights appearing in the August 31, 2006 Annual Report to Shareholders of MFS Core Equity Fund.  We also consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information dated January 1, 2007 of MFS Core Equity Fund; our report, dated October 20, 2006, relating to the financial statements and financial highlights appearing in the August 31, 2006 Annual Report to Shareholders of MFS Core Equity Fund; and to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information dated April 16, 2007 relating to the acquisition of the assets and liabilities of MFS Capital Opportunities Fund by and exchange for the shares of MFS Core Equity Fund, which are all incorporated by reference in the Prospectus/Proxy Statement on Form N-14 of MFS Core Equity Fund for the acquisition of the assets and liabilities of MFS Capital Opportunities Fund by and in exchange for shares of MFS Core Equity Fund.

We further consent to the references to our firm under the caption “Representations and Warranties” (paragraph 4.2(g) of the Agreement and Plan of Reorganization) included in the Prospectus/Proxy Statement and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information included in this Registration Statement on Form N-14 referred to above.

Ernst & Young LLP
Ernst & Young LLP

Boston, Massachusetts
March 5, 2007